Exhibit 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated
March 1, 1996, included in Ramtron International Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.

/S/ Arthur Andersen LLP
Denver, Colorado
December 31, 1996